                                                                      Exhibit 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                                                           Three Months Ended
                                                              March 31, 2001
                                                           ------------------
Earnings before income taxes and cumulative effect
   of accounting change                                        $ 2,881

Add (deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                      (61)
Dividends from less than 50% owned
   affiliates                                                       14
Fixed charges                                                      610
Interest capitalized, net of amortization                            3
                                                               -------

Earnings available for fixed charges                           $ 3,447
                                                               =======

Fixed charges:
Interest incurred:
   Consumer products                                           $   535
   Financial services                                               29
                                                               -------

                                                                   564
Portion of rent expense deemed to represent
   interest factor                                                  46
                                                               -------

Fixed charges                                                  $   610
                                                               =======

Ratio of earnings to fixed charges                                 5.7
                                                               =======

                                                                      Exhibit 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                                              For the Years Ended December  31,
                                ---------------------------------------------------------------

                                   2000          1999          1998          1997          1996
                                 --------      --------      --------      --------      --------

Earnings before income taxes     $ 13,960      $ 12,695      $  9,087      $ 10,611      $ 10,683

Add (deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                  (228)         (197)         (195)         (207)         (227)
Dividends from less
   than 50% owned
   affiliates                          70            56            70           138           160
Fixed charges                       1,348         1,363         1,386         1,438         1,421
Interest capitalized,
   net of amortization                  7            (2)           (5)          (16)           13
                                 --------      --------      --------      --------      --------
Earnings available for
   fixed charges                 $ 15,157      $ 13,915      $ 10,343      $ 11,964      $ 12,050
                                 ========      ========      ========      ========      ========

Fixed charges:
Interest incurred:
   Consumer products             $  1,087      $  1,118      $  1,166      $  1,224      $  1,197
   Financial services                 114            89            77            67            81
                                 --------      --------      --------      --------      --------

                                    1,201         1,207         1,243         1,291         1,278
Portion of rent expense
   deemed to represent
   interest factor                    147           156           143           147           143
                                 --------      --------      --------      --------      --------

Fixed charges                    $  1,348      $  1,363      $  1,386      $  1,438      $  1,421
                                 ========      ========      ========      ========      ========

Ratio of earnings to
   fixed charges                     11.2          10.2           7.5           8.3           8.5
                                 ========      ========      ========      ========      ========
